Exhibit 5.1


                         LAW OFFICES OF IRVING ROTHSTEIN

                                ATTORNEY AT LAW
                              1060 EAST 23rd STREET
 --------------------         BROOKLYN, N.Y. 11210         ---------------------
      TELECOPIER                (718) 513-4983                     E-MAIL
    (718) 228-5639                                            irv@irlegal.com





                                 August 30, 2004


Board of Directors
East Delta Resources Corp.
447 St. Francis-Xavier Street
Montreal, Quebec H2Y 2T1
CANADA

Gentlemen:

                  As counsel for your Company, I have examined your certificate of incorporation, by-laws, and such other corporate records, documents and proceeding and such questions of law as I have deemed relevant for the purpose of this opinion.

                  I have also, as such counsel, examined the Registration Statement (the "Registration Statement") of your Company on Form S-8, covering the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of the Company's Common Stock which are to be issued to a consultant of the Company (the "Consulting Stock").

                  On the basis of such examination, I am of the opinion that:

                  i. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Delaware, with corporate power to conduct its business.

                  ii. The Company has authorized capital of 50,000,000 Shares of Common Stock.

                  iii. The Consulting Stock have been duly and validly authorized and when issued will represent fully paid and non-assessable shares of Common Stock.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                  Very truly yours,


                                                  /s/ Irving Rothstein
                                                  --------------------
                                                  Irving Rothstein